AMERICAN BANK INCORPORATED
                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") is to provide the shareholders of American Bank Incorporated with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of the common stock of American Bank Incorporated.

2.       DEFINITIONS

         For purposes of the Plan, the following words or phrases shall have the meanings assigned to them below:

         (a) "Authorization Form" shall mean the form or other document designated by the Plan Agent as the evidence of a shareholder's election to participate in the Plan.

         (b) "Company" shall mean American Bank Incorporated.

         (c) "Dividend Payment Date" shall mean the payment date for dividends payable in cash by the Company. If the Dividend Payment Date falls on a date when there is no trading, the Dividend Payment Date shall be the next trading day.

         (d) "Fair Market Value" of a share of the Stock shall mean the average of the closing bid price and closing asked price quoted by the NASDAQ SmallCap Market during the five (5) trading days preceding the Dividend Payment Date.

         (e) "Participant" shall mean a shareholder of record of the Company who has elected to participate in the Plan by delivering an executed Authorization Form to the Plan Agent.

         (f) "Plan" shall mean the Dividend Reinvestment and Stock Purchase
Plan.

         (g) "Plan Account" shall mean the account maintained for the benefit of a Participant.

         (h) "Plan Agent" shall mean StockTrans, Inc., or such other independent agent as the Company may from time to time appoint to administer the Plan.

         (i) "Plan Shares" shall mean the shares of Stock that are held by the Plan Agent for the benefit of the Participants in the Plan.

         (j) "Stock" shall mean the $0.10 par value common stock of the Company.

3. ADMINISTRATION

         The Plan shall be administered by the Plan Agent. All Plan Shares will be registered in the name of the Plan Agent (or its nominee), as agent of the respective Participants.

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4.       PARTICIPATION

         Holders of record of no fewer than 375 shares of Stock of the Company are eligible to participate in the Plan, except as otherwise determined by the Board of Directors of the Company. The Board of Directors may refuse to offer the Plan to shareholders residing in any state which requires the registration or qualification of the Stock to be issued pursuant to the Plan, or exemption therefrom, if such registration, qualification or exemption results in undue burden or expense to the Company, as determined by the Board of Directors in its sole discretion. A beneficial owner whose shares are registered in a name other than his own must become a shareholder of record by having all or a part of such shares transferred into his own name in order to participate in the Plan.

5.       ENROLLMENT

         A shareholder of record may enroll in the Plan by completing and signing an Authorization Form and returning it to the Plan Agent. If an Authorization Form requesting reinvestment of dividends is received by the Plan Agent at least ten (10) days before the Dividend Payment Date, reinvestment will commence with that dividend. If an Authorization Card is received from a shareholder less than ten (10) days before the Dividend Payment Date, the reinvestment of dividends will begin with the payment of the next dividend if the shareholder is still a holder of record on the next Dividend Payment Date. A shareholder of record must enroll no fewer than 375 shares in the Plan to participate.

6.       OPTIONAL CASH PAYMENTS

         A Participant may make optional cash payments to be used for the purchase of additional shares of Stock which will become Plan Shares. The minimum optional cash payment, shall be no less than $150.00 and the maximum optional cash payment shall be an amount equal to four times the value of the dividend due to the Participant on enrolled shares on the Dividend Payment Date. The same amount need not be invested each year. Participants are under no obligation to make optional cash payments.

         A Participant may make an optional cash payment by forwarding a check or money order payable to the Company with the payment form. The Company will apply each optional cash payment received from a Participant at least ten (10) days before a Dividend Payment Date to the purchase of Stock for the account of that Participant on such Dividend Payment Date. Any optional cash payment received by the Company less than ten (10) days before a Dividend Payment Date shall be returned to the Participant by the Company promptly. An optional cash payment will not be deemed to have been made by a Participant unless the funds so contributed are actually collected.

         Interest will not be paid on optional cash payments. Optional cash payments will be returned to a Participant upon written request to the Company, provided that the request is received by the Company at least five (5) business days prior to the next scheduled Dividend Payment Date.

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7.       PURCHASES

         Stock needed to meet the requirements of the Plan will be issued directly by the Company from authorized but unissued shares or treasury shares or through a combination of both. Participants will be credited for whole and fractional shares in their Plan Accounts.

         The purchase price per share ("Purchase Price") to a Participant will be at a discount, as determined by the Company, of up to 10% from the Fair Market Value.

         On each Dividend Payment Date, the dividends payable to Participants will be retained by the Company as consideration for shares to be purchased from the Company and the Company shall authorize the issuance to the Plan such number of shares equal to the total dividends and Optional Cash Payments of all Participants divided by the Purchase Price. The shares issued by the Company may be newly issued shares, shares from treasury, or such combination of new or treasury shares as the Company deems appropriate.

         Participants shall not be entitled to receive certificates for fractional shares of Stock. If after the issuance of a certificate, a Participant is entitled to fractional shares, that amount of cash equal to the market value of the fractional shares shall be returned to the Participant from the Company.

8.       DIVIDENDS

         As record holder of the Plan Shares held in a Participant's account under the Plan, the Plan Agent will receive dividends on all Plan Shares held by it on each dividend record date, will credit such dividends to each Participant's account in proportion to the number of whole or fractional shares held in each account, and will automatically reinvest the dividends in shares of Stock issued directly by the Company in the same manner as described in Section 7 hereof.

9.       COSTS

         Participants shall be responsible for all fees charged by the Plan Agent relating to any changes to the account, including periodic issuance of share certificates and withdrawal from the Plan. The Company shall be responsible for paying all other fees charged by the Plan Agent to administer the Plan. A Fee Schedule is attached hereto as Exhibit A; such fees may be changed from time to time without further notice.

10.      REPORTS TO PARTICIPANTS

         As soon as practicable after each Dividend Payment Date, the Plan Agent will mail to each Participant for whose account a transaction has occurred under the Plan, a statement showing:

         (a) the amount of any dividend and optional cash payment applied toward such investment;
         (b)      the taxes withheld, if any;
         (c)      the net amount invested;
         (d)      the number of shares purchased;

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         (e)      the purchase price per share; and
         (f)      the total shares accumulated under the Plan, computed to four
                  (4) decimal places.

         Each Participant will receive annually, Internal Revenue Service information for reporting dividend and other income received, including the recognition of income on any discount received. Participants are urged to consult with their tax advisor.

11.      VOTING OF SHARES

         For each meeting of shareholders, the Plan Agent will forward a proxy to each Participant. The Participant's Plan Shares will be voted in accordance with the instructions received from the Participant. The Plan Shares of a Participant who does not return a proxy will not be voted.

12.      WITHDRAWAL OF SHARES IN PLAN ACCOUNTS BY ISSUANCE OF CERTIFICATES

         All Plan Shares will be registered in the name of the Plan Agent or its nominee, as agent for the Participants. Certificates in exchange for Plan Shares will not be issued to Participants unless requested in writing. Participants may withdraw all or a portion of the Plan Shares in their accounts by notifying the Plan Agent in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for any number of whole Plan Shares will be issued to a Participant within fifteen (15) days of receipt of a written request to the Plan Agent signed by the Participant. Any remaining Plan Shares will continue to be held by the Plan Agent as the agent for the Participant. Certificates for fractional shares will not be issued under any circumstances. Any notice of withdrawal received less than fifteen (15) days prior to a dividend payment date will not be effective until dividends paid for such payment date have been reinvested and the shares credited to the Participant's account.

         Certificates issued to Participants will be registered in the name or names in which the Participant's account is maintained. The original Authorization Form election for Plan participation will remain in effect for the certificated shares. If a Participant requests a certificate to be registered in a name other than that shown on the account, such request must be signed by all persons in whose name the account is registered and be accompanied by such other documentation as the Plan Agent may reasonably require.

13.      TERMINATION OF PARTICIPATION

         Participation in the Plan may be terminated by a Participant at any time by giving written notice to the Plan Agent. Within fifteen (15) days after the date on which such notice is received by the Plan Agent, the Plan Agent will deliver to the Participant (a) a certificate for all whole Plan Shares held under the Plan, and (b) a check representing amounts due on fractional shares based on the closing price quoted by the NASDAQ SmallCap Market on the date prior to the date such written notice is received by the Plan Agent. A check representing any optional cash payments not applied to the purchase of Plan Shares will be returned by the Company. The Company, in its sole discretion, may at any time by notice in writing mailed to a Participant, terminate a Participant's interest in the Plan, in which case the Participant shall be treated as

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though he had terminated participation in the Plan as of the date of mailing of the notice. In the event that the number of Plan Shares held by a Participant falls below 375 shares of Stock, Plan participation will be automatically terminated.

14.      STOCK DIVIDENDS, STOCK SPLITS, RIGHTS OFFERINGS

         Any shares resulting from a stock dividend or stock split by the Company on the Plan Shares of a Participant shall be added to the Participant's account with the Plan Agent as additional Plan Shares.

         In the event of a rights offering by the Company, the basis for any rights offering will include the Plan Shares credited to a Participant's account.

15.      AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Company, may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the Participants. Thirty (30) days notice of any suspension, termination or amendment which would have a material adverse effect on the Participants' rights hereunder shall be sent to all Participants, who shall in all events have the right to withdraw from the Plan.

16.      INTERPRETATION OF THE PLAN

         The Plan, the Authorization Form and the Participant's accounts shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable state and federal securities laws. Any question of interpretation arising under the Plan shall be determined by the Board of Directors of the Company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities. Such determination shall be final and binding on all Participants. The Company may adopt rules and regulations at any time to facilitate the administration of the Plan.

17.      RESPONSIBILITIES OF THE COMPANY AND THE PLAN AGENT

Neither the Company nor the Plan Agent shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (a) failure to terminate a Participant's account upon such Participants death and (b) the prices at which shares are purchased or sold, or the times when purchases or sales are made. Neither the company nor the Plan Agent shall be liable for any consequential damages arising from any action taken or omission made in the creation and/or administration of the plan.

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                                    Exhibit A


                                  FEES SCHEDULE

                          DIVIDEND REINVESTMENT PROGRAM



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Per change in account, e.g., request for periodic
issuance of certificates                                                 $ 15.00

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Per new certificate issued (if requested by participant)                 $ 15.00

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Per withdrawal from or termination of account in Plan                    $ 25.00

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